UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 02, 2025

Overland Advantage

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01698	92-6424189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue 11th Floor
New York, New York		10152-0002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 672-5088

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

BNP Revolving Credit Facility

On December 2, 2025, Overland Financing C, LLC, a wholly-owned financing subsidiary of Overland Advantage (the “Company”), entered into a senior secured revolving credit agreement (the “BNP Credit Agreement” and, such facility, the “BNP Revolving Credit Facility”) with BNP Paribas (“BNP”). BNP serves as the administrative agent, U.S. Bank Trust Company, National Association, serves as collateral agent and the Company serves as a servicer under the BNP Revolving Credit Facility.

Under the BNP Revolving Credit Facility, BNP has agreed to make available to Overland Financing C, LLC, a revolving loan facility in the maximum principal amount of up to $400 million subject to additional increases.

Advances under the BNP Revolving Credit Facility will initially bear interest at a per annum rate equal to the three (3) month term secured overnight financing rate, plus an applicable margin. The applicable margin on advances is (i) prior to the six (6) month anniversary of the closing date, the weighted average applicable margin (calculated by (A) summing the products obtained by multiplying(x) the margin (with a range of 1.45% to 1.95% per annum based on the type of eligible collateral loan) of each eligible collateral loan by (y) such eligible collateral loan’s contribution to the aggregate net collateral balance and dividing such sum by (B) the aggregate net collateral balance), (ii) on or after the six (6) month anniversary of the closing date, but prior to the nine (9) month anniversary of the closing date, the greater of (x) the weighted average applicable margin and (y) 1.85% per annum, and (iii) on or after the nine (9) month anniversary of the closing date, 1.95% per annum.

The period during which Overland Financing C, LLC may make borrowings under the BNP Revolving Credit Facility expires on December 2, 2028, and the BNP Revolving Credit Facility is scheduled to mature on December 2, 2030.

In connection with the BNP Revolving Credit Facility, Overland Financing C, LLC made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities.

The BNP Revolving Credit Facility contains events of default customary for similar financing transactions of this type. Upon the occurrence of an event of default, BNP may terminate the commitments and declare the outstanding collateral loans and all other obligations under the BNP Revolving Credit Facility immediately due and payable. During the continuation of an event of default, Overland Financing C, LLC may be required to pay interest at a default rate.

Overland Financing C, LLC’s obligations to the lenders under the BNP Revolving Credit Facility are secured by a first priority security interest in substantially all of the assets of Overland Financing C, LLC, including its portfolio of loans and debt securities. The obligations of Overland Financing C, LLC under the BNP Revolving Credit Facility are limited recourse obligations, payable solely from the collateral in accordance with the BNP Revolving Credit Facility and the associated facility documents.

The Company may transfer from time to time certain loans and debt securities it has originated or acquired to Overland Financing C, LLC through a loan sale and contribution agreement, dated as of December 2, 2025 (the “Loan Sale and Contribution Agreement”), and the Company can cause Overland Financing C, LLC to originate or acquire loans, consistent with the Company’s investment objectives.

The foregoing description of the BNP Revolving Credit Facility and the Loan Sale and Contribution Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the BNP Credit Agreement and the Loan Sale and Contribution Agreement filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Custodian Agreement

On December 2, 2025, in connection with its entry into the BNP Revolving Credit Facility, Overland Financing C, LLC entered into a custodian agreement (the “Custodian Agreement”) with U.S. Bank National Association (“U.S. Bank”), as custodian, U.S. Bank Trust Company, National Association, as collateral agent, and BNP, as administrative agent, pursuant to which U.S. Bank was appointed as Overland Financing C, LLC’s custodian to hold certain securities, cash and other assets on behalf of Overland Financing C, LLC.

The foregoing description of the Custodian Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Custodian Agreement filed with this Current Report on Form 8-K as Exhibit 10.3.

Item 1.02 Termination of a Material Definitive Agreement.

On December 17, 2024, the Company and Overland Financing B, LLC, a wholly-owned, special purpose financing subsidiary of the Company, entered into a revolving credit facility (the “Prior BNP Revolving Credit Facility”) pursuant to a credit agreement by and among Overland Financing B, LLC, as borrower, the Company, as guarantor, BNP Paribas SA, as lender, and Wilmington Trust, National Association, as collateral agent, account bank and collateral custodian (the “Prior BNP Facility Agreement”). In connection with the Company’s entry into BNP Revolving Credit Facility, the Prior BNP Revolving Credit Facility and the Prior BNP Facility Agreement were terminated and all amounts outstanding thereunder were repaid.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*

Revolving Credit and Security Agreement, dated as of December 2, 2025, by and among Overland Financing C, LLC, as borrower, the lenders from time to time parties thereto, BNP Paribas as administrative agent, Overland Advantage, as equityholder and servicer and U.S. Bank Trust Company, National Association, as collateral agent.

10.2*	Loan Sale and Contribution Agreement, dated as of December 2, 2025, by and between Overland Advantage, as seller, and Overland Financing C, LLC, as buyer.
10.3*

Custodian Agreement, dated as of December 2, 2025, by and among Overland Financing C, LLC, as company, U.S. Bank National Association, as custodian, U.S. Bank Trust Company, National Association, as collateral agent and BNP Paribas, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overland Advantage

Date:	December 5, 2025	By:	/s/ Kimberly A. Terjanian
Name: Kimberly A. Terjanian Title: Chief Financial Officer and Treasurer